UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 14, 2019

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-5295
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2019, Douglas W. Cowan submitted a letter to the Board of Directors announcing his retirement effective March 31, 2019.

On March 19, 2019, the Board of Directors voted to appoint John W. Fort III to fill the vacancy in the Board of Directors caused by Mr. Cowan’s retirement, and therefore, effective April 1, 2019, Mr. Fort will serve as a Class 2 Director for the remainder of Mr. Cowan’s term.  Additionally, the Board of Directors appointed John W. Fort III to fill the offices previously held by Mr. Cowan.  Accordingly, Mr. Fort shall serve as Vice President, Chief Financial Officer, Principal Accounting Officer, and Treasurer effective April 1, 2019 until his successors are appointed.

Mr. Fort, age 50, joined the Company in March of 2000 as a Financial Analyst and served as the Director of Accounting beginning October of 2002.  His primary responsibilities in his role as Director of Accounting included managing the day-to-day operations of the Accounting and Finance Department and coordination of the annual audits, and interim reviews by our independent accountants, as well as cost accounting and forecasting functions.

Mr. Fort is not be a party to a written compensatory plan.  His salary was set by the Compensation and Benefits Committee at $200,000, effective April 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 19, 2019	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ Douglas W. Cowan
DOUGLAS W. COWAN
VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND CHIEF ACCOUNTING OFFICER